Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
    We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of NanoString Technologies, Inc. of our report dated March 2, 2020 relating to the financial statements, which appears in NanoString Technologies, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2021.

/s/ PricewaterhouseCoopers LLP
Seattle, Washington
June 17, 2022